Exhibit 10.11

INDUSTRIAL GROSS LEASE

BETWEEN 78 MCCLAIN, L.L.C., AS LANDLORD, AND GO-VIDEO INC., AS TENANT
NOVEMBER 15, 1994

INDUSTRIAL GROSS LEASE BETWEEN 78 MCCLAIN, L.L.C. AND GO-VIDEO, INC.
TABLE OF CONTENTS

1.	BASII-C-LEASE INFORMATION
1.1 Parties
1.2- Premises
1.3 Site Plan
1.4 Lease Term
1.5 Renewal Option Term
1.6 Monthly Rent
1.7 Base Operating Costs
1.8 Use
1.9 Security Deposit
1.10 Guarantors
1.11 Broker

2.	PREMISES
2.1 Description
2.2 Revision of Site Plan

3.	TERM
3. 1 Term
3.2 Holding Over

4.	MONTHLY RENT
4.1 Monthly Rent
4.2 Time and Manner of Payment
4.3 Payment
4.4 ‘‘Lease Year’’ Defined

5.	EXCESS OPERATING COSTS
5.1 Tenant’s obligation
5.2 ‘‘Operating Costs’’ Defined
5.3 Tenant’s Share of Excess Operating Costs

6.	CONSTRUCTION OF PREMISES
6.1 Obligations of Landlord and Tenant
6.2 Condition of the Premises

7.	COMMON AREAS
7.1 “Common Areas” Defined
7.2 Use of Common Areas
7.3 Parking

8.	USE OF PREMISES
8.1 Permitted Uses
8.2 Insurance Requirements
8.3 Prohibited operations

8.4 Antenna
8.5 Compliance with Laws
8.6 Use of Walls
8.7 Indecent Materials
8.8 Hazardous Substances
8.9 Rules and Regulations

9.	VAIVER AND INDEMNITY
9.1 Assumption and Waiver
9.2 Notice of Claims
9.3 Indemnity

10.	INSURANCE
10.1 Required Insurance
10.2 Notice of Insurance
10.3 Waiver of Subrogation: Release
10.4 Landlord’s Insurance

11.	PERSONAL PROPERTY TAXES

12.	MAINTENANCE
12.1 Landlord’s Obligations
12.2 Tenant’s obligations

13.	ALTERATIONS
13.1 Landlord’s Approval
13.2 Alterations Become Part of Premises

14.	LIENS

15.	DAMAGE AND DESTRUCTION
15.1 Termination
15.2 Repair
15.3 Abatement of Rent

16.	EMINENT DOMAIN
16.1 Total Condemnation
16.2 Partial Condemnation of the Premises
16.3 Partial Condemnation of the Common Areas
16.4 Condemnation Award
16.5 Date of Condemnation

17.	ASSIGNMENT AND SUBLETTING
17.1 Restriction on Transfers
17.2 Requested Transfers
17.3 Tenant’s Liability
17.4 Expenses
17.5 Void Transfers
17.6 No Merger

18.	SECURITY DEPOSIT

19.	SIGNS

20.	UTILITIES

21.	FIXTURES

22.	SURRENDER OF PREMISES

23.	ENTRY AND INSPECTION

24.	ESTOPPEL CERTIFICATE

25.	TITLE
25.1 Subordination.
25.2 Quiet Enjoyment

26.	DEFAULT, REMEDIES
26.1 Defaults
26.2 Remedies
26.3 Remedies Cumulative
26.4 Landlord’s Right to Act
26.5 “Additional Rent” Defined
26.6 Late Charges
26.7 Interest on Past-Due Obligations
26.8 Attorneys’ Fees, Waiver of Jury Trial and Counterclaims
26.9 Accord and Satisfaction

27.	BANKRUPTCY OF TENANT

28:	LANDLORD’S LIABILITY
28.1 Default by Landlord
28.2 Sale of Landlord’s Interest
28.3 Non-Recourse Liability
28.4 Mortgage Exculpation

29.	FORCE MAJEURE

30.	BROKERS

31.	NOTICES

32.	FINANCIAL STATEMENTS

33.	GENERAL
33.1 Arizona Law; Venue
33.2 No Partnership
33.3 Amendments
33.4 No Waiver
33.5 Exhibits
33.6 Partial Invalidity
33.7 Captions
33.8 Time
33.9 Recordation
33.10 No Third Party Rights
33.11 Joint and Several Obligations
33.12 Authority to Execute
33.13 Binding on Successors and Assigns
33.1-4- Impartial Interpretation
33.15 Plurals
33.1b Survival of Obligations
33.17 Not Binding Until Signed

34.	RIGHT OF FIRST REFUSAL

Legal Description Floor Plan Site Plan
Work Letter Sign Criteria For Antenna And/Or Satellite Dish

INDEX OF DEFINED TERMS

Term	Defined at:
Additional Rent	Section 26.5
Affiliate,	Section 34
Broker	Section 1.11
Buyer	Section 34
Base Operating Costs Broker	Section 1.7
Commencement Date	Section 3.1
Common Areas	Section 7.1
Condemnation	Section 16.1
Controlling Percentage	Section 17.1(e)
Default Interest	Section 26.7
Environmental Laws	Section 8.8
Excess Operating Costs	Section 5.1
FIBA	Section 26.7
Guarantors	Section 1.10 and 26.1(e)
Hazardous Substance	Section 8.8
Insured Casualty	Section 15.1
Landlord	Section 1.1
Landlord’s Improvements	Section 6.1
Lease Term	Section 3.1
Lease Year	Section 1.4 and 4.4
Monthly Rent	Section 1.6
Operating Costs Premises	Section 5.2
Prime Rate	Section 1.2
Renewal Option Term	Section 26.7
Security Deposit	Section 1.5
Security Instruments	Section 1.9 and Article 18
Site Plan	Section 25.1(a)
Tenant	Section 1.3
Tenant Improvements	Section 7.3
Tenant’s Permitted	Section 5.1
Tenant’s Share Transfer	Section 17.1
Use	Section 1.8

STANDARD FORM INDUSTRIAL GROSS LEASE

BY THIS LEASE (“Lease”) entered into as of this 15th day of November, 1994, Landlord and Tenant agree as follows:

l.                                          BASIC LEASE INFORMATION

THE FOLLOWING BASIC LEASE INFORMATION IS A PART OF THIS LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE, INCLUDING THE BASIC LEASE INFORMATION AND ALL EXHIBITS, REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT-REGARDING THE PREMISES. TENANT ALSO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS TENANT DEEMS APPROPRIATE.

1.1 Parties:

Landlord: 78 McClain, L.L.C., an Arizona limited liability company

Address: 7494 East Desert Cove Scottsdale, Arizona 85260

Attention: Tom McClain, Manager

Tenant: Go-Video, Inc.

Entity:   a Delaware corporation

Address: 14455 North Hayden Road Suite 219

Scottsdale, Arizona 85260

Contact: Douglas Klein, Vice President of Finance and Treasurer

Phone: {602} 998-3400

1.2 Premises:

Street Address:             7807 East McClain Drive Scottsdale, Arizona 85260

Legal Description: All that certain real property located in Scottsdale, Maricopa County, Arizona, and more particularly described in Exhibit “A” attached hereto.

Approximate

Square Footage: 32,766 square feet of Gross Leasable Area

1.3 Site Plan: The building, parking facilities and other improvements as depicted on Exhibit “B” attached hereto (the “Site Plan”).

1.4 Lease Term: Seven (7) years, commencing May 1, 1995, or such other date as is specified in Section 3.1. The Lease Term shall also include the Renewal Option Term, if properly exercised by Tenant.

1.5 Renewal Option Term: One (1) optional renewal term of three (3)–years, exercised as specified in Section 3.1.

1.6 -Monthly Rent: For year ]., $22,936 per month; for years 2 and 3, $23,591.52 per month; for years 4 and 5, $24,574 per month; for years 6 and 7, $25,557; far years 8 through 10 (the Renewal Option Term) $26,868 per month. In addition to the foregoing amounts, monthly rent shall also include any and all rental, occupancy, use, sales and transactional privilege tax imposed upon or payable by Landlord in connection with this Lease, the rentals due hereunder, or the use or occupancy of the Premises.

1.7 Base Operating Costs: The Base Operating Costs shall equal actual Operating Costs (as defined in Section 5.2) incurred by Landlord during the first Lease Year.

1.8 Use: Consumer electronic products (including, without limitation, video equipment) manufacturing and warehousing and related office and administrative functions.

1.9 Security Deposit: $22,937.30, plus tax. The Security Deposit shall be deposited and subject to increase in accordance with Article 18.

1.10 Guarantors: None.

1.11 Broker:     Michael Johnson

Gore Range Equities, Inc.

2910 East Camelback Road, Suite 180 Phoenix, Arizona 85016

and

John Corritore                    . The Corritore Company

6166 North Scottsdale Road, Suite 650 Scottsdale, Arizona 85253

2.             PREMISES

2.1 Description. Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Section 1.2. Tenant’s rights under this, Lease are subject to and restricted by the provisions of any covenants, conditions, restrictions and easements, and all amendments thereto, recorded against the Premises.

2.2 Revision of Site Plan. The depiction of the Site Plan on Exhibit “B” represents Landlord’s current plans for the Premises. Such depiction may be subsequently modified (subject to Tenant’s written approval of any material modification) and does not constitute a representation, covenant or warranty of any kind by Landlord.

3.             TERM

3. 1 Term. The term of this Lease shall be for the time period set forth in Section 1.4 or until this Lease is sooner terminated (“Lease Term”). The Lease Term shall commence on the date the Premises are ready for occupancy by Tenant (the “Commencement Date”). If Landlord fails to obtain a building Mo4 permit from the City of Scottsdale for construction of the Premises by January 15, 1995, Tenant may cancel by giving Landlord notice of ‘ cancellation within seven (7) days following Landlord’s notice to Tenant of Landlord’s failure- to meet such date. If Tenant fails to give such notice, Tenant shall continue to be bound by the terms of this Lease. If Landlord fails to commence construction of the Tenant Improvements set forth in Exhibit “C” to this Lease (the “Tenant Improvements”) by April 1, 1995, Tenant may cancel by giving Landlord notice of cancellation within seven (7) days of such date and paying Landlord within five (5) business days of such notice the documented cost of rebuilding the exterior walls of the Building to conform with Landlord’s original drawings (i.e, windows inserted in the west wall to match the north and east walls, five (5) roll up doors inserted in the south wall, and a ten-foot panel window inserted in the north wall to match the west wall of the Building). If Tenant fails to give such notice, Tenant shall continue to be bound by the terms of this Lease. If the Building is not ready for occupancy by Tenant on or before May 1, 1995, Tenant shall receive ten (10) days free Monthly Rent in the month of June, 1995. If the Building is not ready for occupancy by Tenant on or before June 1, 1995, Tenant shall receive an additional ten (10) days free Monthly Rent in the month of July, 1995. No free rent penalty shall be assessed against Landlord for any delay resulting from events described in Article 29 of this Lease. Landlord shall provide thirty (30) days’ notice to Tenant of the anticipated Commencement Date. If a delay in obtaining a building permit, commencing construction of Tenant Improvements, or delivery of possession is caused by Tenant’s failure to perform any obligation in accordance with this Lease, the Lease Term shall commence on the date Landlord would have delivered possession of the Premises to Tenant absent such delay. For purposes of calculating the expiration of the Lease Term, if the Commencement Date does not occur on the first day of a calendar month, the expiration of the. Lease Term shall be calculated as though the Lease Term began on the first day of the next succeeding calendar month. Irrespective of when the Commencement Date occurs, all of the provisions of this Lease shall be effective as of the date that Landlord permits Tenant to enter the Premises, except that Tenant’s obligation to pay rent shall not commence until the Commencement Date. Provided Tenant is not in default upon either the notice date or the expiration of the initial Lease Term, Tenant may renew this Lease, upon the terms hereof, for a Renewal Option Term of three {3} years by giving Landlord notice of Tenant’s election to renew no less than 180 days prior to expiration of the initial term Lease Term.

3.2 -Holding Over. If Tenant remains on the Premises after the expiration of the Lease Term, Tenant shall become, at Landlord’s election, a tenant on a month-to-month basis at a Monthly Rent equal to one hundred fifty percent (1500) of the Monthly Rent payable for the last month of the Lease Term. Such rent shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. Such tenancy shall be subject to all of the other provisions of this Lease.

4.                                       MONTHLY RENT

4.1 Monthly Rent. At the times and in the manner set forth herein, Tenant shall pay to Landlord as rent for the Premises during the Lease Term, the Monthly Rent specified in Section 1.5 beginning on the Commencement Date and continuing thereafter throughout the Lease Term.

4.2 Time and Manner of Payment. The Monthly Rent shall be paid in advance on the first day of each calendar month beginning with the Commencement Date. If the Commencement Date is other than the first day of a calendar month, the Monthly Rent payment for such fractional month shall be a pro rata amount {based upon a 30-day month} of the full Monthly Rent payment and shall be paid on the Commencement Date (see Article 18 regarding application of the Security Deposit to the first month’s rent).

4.3 Payment. All sums payable pursuant to this Lease shall be paid when due, in lawful money of the United States of America, without deduction, offset, prior notice or demand to Landlord at the address set forth in Section 1.1, or at such other place or to such other person as Landlord may from time to time designate.

4.4 “Lease Year” Defined. “Lease Year” is each twelve (7.2) month period during the Lease Term. The first Lease Year shall begin at 12:01 A.M. on the Commencement Date and end at midnight on the day before the first anniversary of the Commencement Date. (For example, if the Commencement Date were May 1, 1995, the first Lease Year would begin at 12:Oi A.M. on May l, 1995, and end at midnight on April. 30, 1996.) Each succeeding Lease Year shall commence on the anniversary of the Commencement Date and end on the anniversary of the end of the First Lease Year.

5.                                       EXCESS OPERATING COSTS

5.1 Tenant’s Obligation. For each Lease Year, Tenant shall pay to Landlord, in the manner and at the intervals provided below, the amount by which the Operating Costs exceed the Base Operating Costs (“Excess Operating Costs”). Tenant’s obligation for Excess Operating Costs is referred to as “Tenant’s Share.”

5.2 “Operating Costs” Defined. “Operating Costs” shall mean the total-of all costs and expenses incurred in connection with the ownership, operation, maintenance, replacement and repair of the Premises, including, without limitation, all sums expended for:

(a)                                  Supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Premises.

(b)                              Water, electricity, gas, sewer, waste disposal and other utilities, security, heating, air conditioning, ventilating, lighting, landscaping, painting, signage and trash removal (not otherwise paid for directly by Tenant).

(c)                                  Maintenance, management, janitorial and service agreements related to the Premises (provided, however, that Tenant shall have the obligation to obtain and provide janitorial services for the Premises).

(d) Legal and accounting costs (excluding legal costs of negotiating, terminating or -extending this Lease), incurred by Landlord in the operation of the Premises.

(e)                                  Insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and liability coverage, rental abatement, earthquake and flood insurance related to the Premises.

(f) Maintenance, repair and replacement costs relating to the Premises, including without limitation, sidewalks, landscaping, service areas, driveways, parking areas (including repairing, resurfacing, repaving and restriping), walkways, building exteriors (including painting and repairing) roofs, signs and directories.

(g)                                 Clerical, supervisory and janitorial staff, and a reasonable management fee to Landlord.

(h) Real estate taxes and assessments, including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Premises or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Premises or any portion thereof, and specifically including all assessments and charges imposed against the Premises. Such taxes shall also include any form of assessment, levy;—charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (i) determined by the area of the Premises or the rent or other sums payable under this Lease, (ii) upon or with respect to any legal or equitable interest of Landlord in the Premises or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Premises, (iv) in lieu of or as a direct substitute in whole or in part or in addition to any real property taxes on the Premises, (v) based on any parking spaces or parking facilities provided in the Premises, or (vi) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal of other services that may be provided by any governmental or quasi-governmental agency from time-to-time. Notwithstanding the foregoing, Operating Costs shall not include any penalty or late charge for Landlord’s failure to pay taxes or assessments when due and payable. If the Premises- are taxed as unimproved land for some or all of the First Lease Year, then Base Operating Costs will be calculated using the taxes and assessment on the Premises for the first tax year in which the Premises are assessed with the improvements contemplated by this Lease.

Operating Costs shall not include depreciation of the Building, loan payments, real estate commissions, the initial cost of constructing the Building and other portions of Premises or Tenant Improvement costs.

5.3 Tenant’s Share of Excess Operating Costs. Landlord, at its option, shall have the right to estimate the amount of Excess Operating Costs next due and to collect and impound such amount from Tenant on a monthly, quarterly or such other basis as Landlord, in its discretion, may determine. Landlord shall provide Tenant with a reconciliation of Tenant’s impound account within 90 days after the end of each Lease Year, and if such reconciliation reveals that Tenant’s impound account is insufficient to satisfy Tenant’s Share of the Excess Operating Costs for such year, Tenant shall pay to Landlord such deficiency within ten (10) days after Tenant’s receipt of the reconciliation. Tenant, at Tenant’s cost and expense, may audit the Operating Costs upon reasonable notice to Landlord. Landlord shall apply any excess in Tenant’s impound account to Tenant’s rental obligations for the following month. After the final reconciliation after the expiration of the Lease Term, Landlord shall pay to Tenant any excess funds remaining in Tenant’s impound account. If Landlord elects not to impound Tenant’s Share of Excess Operating Costs, Tenant’s-Share of Excess Operating Costs shall be computed not more than once each month and not less than once each year and shall be paid by Tenant within ten (10) days after receipt of a bill therefor from Landlord. Tenant’s Share of Excess Operating Costs relating to items (c), (f), and (g) of Section 5.2 above shall not increase more than five percent (50) per year.

6.                                       CONSTRUCTION OF PREMISES

6.1 Obligations of Landlord and Tenant. Landlord shall, at Landlord’s expense, prepare the Premises for Tenant’s occupancy by performing that work described as “Landlord’s Improvements” on attached Exhibit “C” (“Landlord’s Improvements”). Landlord shall notify Tenant when Landlord substantially completes Landlord’s Improvements and, thereafter, Tenant shall, at its expense, perform all work and supply all materials necessary for Tenant’s use of the Premises that are not included within Landlord’s Improvements.

6.2 Condition of the Premises. Tenant shall have 30 days after the Commencement Date of this Lease to give Landlord notice of any contended defects in the Premises or in Landlord’s Improvements. Upon the expiration of such—30-day period, the Premises and Landlord’s Improvements shall be deemed to be in satisfactory condition and in compliance with this Lease, except as set forth to the contrary in Tenant’s notice to Landlord. If Tenant fails to give such notice within such 30-day period or to specify a defect therein, Tenant shall be deemed to have irrevocably waived all rights with respect to such defects, but only with respect to these defects which Tenant could have reasonable detected. Upon receipt of any such notice Landlord shall repair any actual defects or variances in the exercise of reasonable diligence to the extent such work is Landlord’s obligation pursuant to this Lease. The existence of any defects or variances shall not affect Tenant’s obligations set forth in Section 6.1.

6.3 ADA Standards. Landlord represents and warrants that during the Lease Term the Building will meet all handicap standards per the 1988 Uniform building Code and all applicable requirements of the Americans. with Disabilities Act of 1990 (the “ADA”). Landlord agrees, promptly and with due diligence, to make any alterations and revisions necessary as a result of breach of the foregoing warranty and representation, at Landlord’s sole cost, without charge to any allowance provided to Tenant and without allocating such costs to Excess Operating Costs, it being agreed that such costs are not includable as Operating Costs.

7.                                       COMMON AREAS

7.1 “Common Areas” Defined. “Common Areas” are those areas and facilities within the Premises that are used for landscaping and open-space areas, parking areas, service -roads, loading facilities, sidewalks, driveways and similar uses.

7.2 Use of Common Areas. Tenant shall have the exclusive right to use the Common Areas subject to the terms of this Lease. The foregoing notwithstanding, Tenant shall have no claims against Landlord arising out of the Condemnation or other taking by any public authority of any or all of the Common Areas.

7.3 Parking. The Common Areas shall include a minimum of eighty (80) parking spaces, including fifty (50) covered parking spaces. The parking’ cover shall be of semi-cantilevered construction, and the covered parking shall be located partially on 78th Street and partially at the rear of the Building. Tenant and its subtenants, invitees, licensees, agents, contractors, representatives, and employees (“Tenant’s Permittees”) shall park only in the areas designated for parking. If Landlord determines that Tenant or Tenant’s Permittees are not parking in the designated areas, Landlord shall give Tenant 3 business days’ notice of such fact and, thereafter, Tenant shall, within 3 business days of demand from Landlord, pay to Landlord the sum of Fifteen Dollars ($15.00) per day for each vehicle parked by Tenant or Tenant’s Permittees outside such designated areas; provided, however, that any demands for payment must be given to Tenant within 7 days after the occurrences with respect to which payment is demanded.

8.                                       USE OF PREMISES

8.1 Permitted Uses. Tenant shall occupy and use the Premises for the purposes specified in Section 1.7, and for no other purposes whatsoever. No transfer pursuant to Article 17 shall affect the foregoing restriction. Tenant warrants that Tenant has investigated and is satisfied that the use of the Premises as permitted by this Lease and Tenant’s proposed manner of operation will comply with all applicable laws, statutes, ordinances, codes, rules and regulations of governmental and/or private entities having jurisdiction over the Premises, including without limitation all zoning laws regulating the use and enjoyment of the Premises. Tenant hereby waives any defense of its obligations hereunder based upon the legal doctrines of frustration of purpose or impossibility or other defenses based upon Tenant’s inability to use the Premises for the purposes for which the Premises were leased.

8.2 Insurance Requirements. Tenant shall not engage in or permit any activity that will cause the cancellation of or increase the existing insurance premiums on or relating to the Premises. Tenant shall not allow or permit to remain in or about the Premises any article that may be prohibited by the broadest form of “All Risk” or “Special Form” property damage insurance policies. Tenant shall comply with all requirements pertaining to the use of the Premises -necessary for maintenance of such insurance as Landlord may from time to time obtain for the Premises. If Tenant breaches this Section, Landlord shall have the right to demand and receive from Tenant an amount equal to the increase in the existing premium rate.

8.3 Prohibited Operations. No use, operation or conduct by Tenant or Tenant’s Permittees shall be conducted or permitted within the Premises that is inconsistent with the operation of a first-class industrial project, as reasonably determined by Landlord. Without limiting the foregoing, Tenant shall not commit or permit any waste or any unlawful, improper or offensive use of the Premises, or create or permit any public or private nuisance.

8.4 Antenna. Tenant shall not erect any aerial or antenna or any other item on the roof or exterior walls of the Premises, other than signs as permitted by Article 19, except as expressly approved by Landlord or as shown on Exhibit “E” attached hereto.

8.5 Compliance with Laws. Tenant, at its expense, shall comply with all existing and future rules, regulations, ordinances, orders, codes, laws and requirements of all municipal, county, state, federal and other applicable governmental authorities, the Board of Fire Underwriters, Landlord’s and Tenant’s insurance companies and other organizations that establish insurance rates pertaining to the Premises or the use of the Common Areas, including without limitation the installation of fire extinguishers, alarm systems, sprinkler systems or automatic dry chemical extinguishing systems. The judgment of any court of competent jurisdiction, or Tenant’s admission in any action or proceeding against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any such rule, regulation, ordinance, order, code, law or requirement, shall be conclusive of that fact as between Landlord and Tenant.

8.6 Use of Walls. Landlord reserves the use of the exterior walls, the roof and the floor of the Premises and the right to install, maintain, use, repair and replace pipes, conduits, wire and-other improvements through the Premises in locations and in a manner that will not materially interfere with Tenant’s use of the Premises.

8.7 Indecent Materials. Tenant or Tenant’s Permittees shall not manufacture, produce, publish, sell, lease, display or disseminate on the Premises any media, materials, or devices (including, but not limited to newspapers, magazines, books, pamphlets, paintings, photographs, tapes, films, cassettes, cable television programs, movies, advertisements, and records) that Landlord, in its reasonable discretion, deems to be unacceptable or inappropriate due to the indecent or otherwise offensive nature and content of such media, materials, or devices. Landlord specifically retains the right to enter and inspect the Premises during normal business hours to assure itself that Tenant is not in violation of this covenant. Tenant shall immediately cease the production of and remove from the Premises, at Tenant’s cost, any such media, materials or devices upon receipt of notice from Landlord requiring such ceasing and removal. If Tenant fails to permanently cease the production of and remove such media, materials or devices within 2 business days after receipt of such notice, notwithstanding any grace periods afforded to Tenant elsewhere in this Lease, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to enter the Premises to remove the media, material or devices and to immediately terminate this Lease as of the date of the breach.

8.8 Hazardous Substances. Tenant shall not manufacture, produce, use, store, release, dispose or handle in or about the Premises or transfer to or from the Premises (or permit any other party to do such acts) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Premises that would require the procurement of any license or permit pursuant to any Environmental Law. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any federal, state or local governmental authority regarding the presence of any Hazardous Substance on the Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant’s notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Premises. “Environmental Laws” shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act,, as amended, and the Arizona Environmental Quality Act. “Hazardous Substance” shall mean all substances, materials and wastes that are-or become regulated or classified as hazardous or toxic under any Environmental Law.

8.9 Rules and Regulations. Landlord shall have the right from time to time to adopt, amend, delete or modify reasonable rules and regulations for the use, safety, cleanliness or care of the Premises. All rules and regulations and any modifications thereto shall be effective immediately upon the delivery of notice to Tenant, along with a complete copy of the rules and regulations. Tenant and Tenant’s Permittees shall at all times faithfully observe and strictly comply with the rules and regulations. Any failure 1:iy-Tenant or Tenant’s Permittees to comply with any rules or regulations shall be deemed to be a default under this Lease. Landlord-shall have no liability to Tenant for any violation of rules and regulations by any other tenant or person.

9.                                       WAIVER AND INDEMNITY

9.1 Assumption and Waiver. Tenant assumes all risk of, and waives all claims against Landlord arising from, damage, loss or theft of property or injury to persons in, upon, or about the Premises from any cause. The foregoing waiver includes, without limitation, the following risks against which Tenant should maintain adequate insurance to protect Tenant’s inventory, equipment and other personal property:

(i) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring, water pipes, stairs, railings or walks; (ii) the disrepair of any equipment; (iii) the bursting, leaking or running of any tank, washstand, water closet, drain or any pipe or tank in, upon or about the Premises; (iv) the backup of any sewer pipe or down spout; (v) the escape of steam or hot water; (vi) water, snow or ice; (vii) the falling of any fixture, plaster or stucco; (viii) broken glass; (ix) any act or omission of occupants of adjoining property; and {x) any unauthorized or criminal entry of third parties within the Premises or the Building, regardless of any breakdown, malfunction or insufficiency of any security measures provided. Notwithstanding anything contained herein to the contrary, Tenant shall not be liable to the extent that damage or injury is determined ultimately to be caused by the negligent or intentional tortuous acts of Landlord, or of Landlord’s employees, agents, invitees, licensees, or contractors (“Landlord’s Agents”) or by breach of this Lease by Landlord.

9.2 Notice of Claims. Tenant shall give notice to Landlord as soon as possible (i) in case of fire or accidents in the Premises or any breakdown or malfunction of any security measures, and (ii) in the event any claim, action, proceeding or suit instituted or threatened against Landlord.

9.3 Indemnity. Tenant shall indemnify Landlord and Landlord’s property manager, if any, against all claims, costs, attorneys’ fees, damages, expenses, liabilities and losses arising out of or in connection with any of the following:

(a) Tenant’s and Tenant’s Permittees’ use of the Premises or the conduct of Tenant’s business thereon;

(b) Any activity, work or occurrence performed, permitted or suffered by Tenant in, on or about the Premises;

(c) Tenant’s failure to perform fully and properly all of Tenant’s obligations under this Lease;

(d) The negligence or intentional misconduct of Tenant or Tenant’s Permittees;

(e) Any loss or damage to Tenant’s property or the property of others or death of or injury to Tenant or Tenant’s Permittees, unless caused by Landlord’s negligence or intentional misconduct;

(f) Tenant’s compliance with or violation of any laws, statutes, codes, licensing requirements, ordinances, orders and rules and regulations of any public authority applicable to the Premises or any activity engaged thereon;

(g) Tenant’s failure to surrender the Premises immediately upon the expiration or termination of the Lease Term;

(h) Any claims for brokerage commissions or finder’s fees resulting from Tenant executing this Lease, excluding fees payable to the general leasing agent for the Project designated by Landlord;     -

(i) The production or presence of a Hazardous Substance in or about the Premises or any violation or claim of violation of any Environmental Law relating to the Premises as a result of the act or omission of Tenant or Tenant’s Permittees.

If any claim is made or action is brought against Landlord as a result of any activities, or omissions listed above, Tenant, upon notice from Landlord, shall diligently defend-the same at Tenant’s expense through counsel satisfactory to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall not be liable to the extent that damage or injury is determined ultimately to be caused by the negligent or intentional tortuous act of landlord, or of Landlord’s employees, agents, invitees, licensees, or contractors (“Landlord’s Agents”) or by breach of this Lease by Landlord.

10.                                 INSURANCE

10.1 Required Insurance. Tenant, at its expense, shall procure and maintain the following insurance:

(a) Comprehensive general liability insurance policies against claims for bodily injury, death or property damage, occurring in, on or about the Premises or the Project, or resulting from Tenant’s use, occupancy or maintenance thereof, which policies shall name Landlord, Landlord’s property manager and -any other entities designated by Landlord, as additional insureds. Such insurance shall be primary with respect to Landlord and shall be in a total amount of at least Five Million Dollars ($5,000,000.00) combined single limit (or in such higher amounts as Landlord may reasonably designate from time to time). In the event such amount is impaired or reduced for any reason, including but not limited to, claims made by Tenant against such policies, Tenant shall immediately purchase additional insurance so that the total amount of insurance required hereunder shall be available in full at all times during the Lease Term. No parties named as additional insureds shall incur any liability for the payment of premiums for such policies. Such policies shall be endorsed to indicate that they will cover Tenant’s obligations under Article 9 to the coverage limit of such policies (to the extent coverage is available under standard form policies or under a contractual liability endorsement) and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages on account of bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent;

(b) Insurance against damage and destruction to Tenant’s personal property, inventory and all fixtures, equipment, machinery, improvements, additions and alterations to the Premises occurring as a result of acts or events typically covered by the broadest form “All Risk” or “Special Form” property damage insurance policies in the amount of full replacement value. In the event such items are damaged or destroyed, Tenant shall diligently and fully repair and restore such items;

(c) Fire legal liability insurance in an amount equal to the full replacement value of all improvements, additions and alterations within the Premises that Tenant is not entitled to remove from the Premises. Such insurance shall provide that all funds payable as a result of damage to the Premises or the Building shall be payable to Landlord. Such insurance policy shall also contain a severability of interest clause pertaining to the coverage afforded by such policy;

(d) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards.

Landlord makes no representations that the above listed insurance is adequate to protect Tenant and Tenant may obtain such additional insurance=coverage as Tenant deems appropriate.

10.2 Notice of Insurance. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in Arizona and approved by Landlord. The insurance policies shall be endorsed to indicate that Tenant’s coverage shall not be invalid due to any act or omission on Landlord’s part. Tenant shall cause the insurance companies issuing such insurance to agree to notify Landlord in writing of any cancellation, alteration or non-renewal of said insurance at least 60 days prior thereto. Tenant shall deliver to Landlord at least 30 days prior to the date Tenant takes possession of the Premises, and thereafter on each anniversary of the Commencement Date, certificates evidencing the insurance coverage required herein. If Tenant fails to deliver such certificates to Landlord at least five (5) business days prior to the expiration or termination of any existing insurance coverage or if Landlord receives notice that the existing insurance coverage has been altered or reduced, Landlord, notwithstanding any grace periods afforded Tenant in this Lease, shall be entitled to terminate this Lease immediately upon notice to Tenant. All public liability and property damage policies shall contain a provision that Landlord, although .named as an additional insured, shall nonetheless be entitled to recovery under said policies for any loss occasioned to Landlord, its servants, agents and employees by reason of Tenant’s negligence. All insurance policies shall provide “occurrence” coverage, rather than “claims-made” coverage.

10.3 Waiver of Subrogation:  Release. Notwithstanding any other provisions in this Lease, Tenant and Landlord each waive all rights of recovery against the other, and against the directors, shareholders, partners, officers, employees, agents and representatives of the other, for loss of, or damage to, the waiving party, its property or the property of others under its control to the extent that, with respect to Landlord, Landlord receives insurance proceeds from any insurance policy in force at the time of such loss or damage and, with respect to Tenant, Tenant is required to maintain insurance pursuant to this Lease. Each party shall, upon obtaining the insurance policies required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease and shall obtain, at their own expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises, the Building or the Project or Tenant’s personal property are damaged or destroyed by fire or any other cause against which Tenant is required to maintain insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any such damage or destruction. Tenant shall have no claim to or interest in any portion of the proceeds of any insurance maintained by Landlord.

10.4 Landlord’s Insurance. Landlord shall maintain “All Risk” hazard insurance on the Building and other improvements to the Premises in an amount equal to the full replacement value of the Building and other improvements.  Failure by Landlord to maintain such insurance shall not relieve Tenant of any obligation under this Lease, including without limitation, the obligation to pay rent.

11.                                 PERSONAL PROPERTY TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures, leasehold improvements (including without limitation those improvements defined as “Leasehold Improvements” in the Maricopa County version of DPST Form 520, “Personal Property Statement”) and all personal property located in or upon the Premises (“Taxed Personal Property”). Tenant shall cause the Taxed Personal Property to be assessed and billed separately from the real property upon which the Premises are located. Tenant shall deliver copies of the DPST Form 520 filed with the State of Arizona and Maricopa County within five (5) business days after mailing or delivering the form to the State and County, respectively. If any of Tenant’s Taxed Personal Property is assessed and taxed with the Building or the Project, Tenant shall pay to Landlord its share of such taxes, as determined by Landlord, within 10 days after delivery to Tenant by Landlord of a statement setting forth the amount thereof.

12.                                 MAINTENANCE

12.1 Landlord’s Obligations. Landlord shall promptly repair and maintain in good order and condition the Common Areas and the roof, foundation, load-bearing walls, columns and beams, and heating, ventilation, and air conditioning equipment (provided Landlord shall only be obligated for replacement, not repair or maintenance, of HVAC equipment) of the Building, and the outside Building plumbing, electrical and other facilities serving the Premises, except for (i) maintenance or repairs required because of any negligent or intentional act or omission of Tenant or Tenant’s Permittees, including without limitation, damage to the interior or exterior of the Building or the parking stalls and covers, or (ii) maintenance, repairs, alterations or improvements required by a rule, regulation, ordinance, order, code, law or requirement of any governmental authority or insurer as a result of Tenant’s use or possession of the Premises. Except as provided elsewhere in this Lease, Monthly Rent shall not abate and Landlord shall not be liable by reason of any injury or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to the Premises; provided, however, Landlord shall perform such work in a manner so as to not unreasonably interfere with the conduct of Tenant’s business. Tenant shall not be entitled to undertake any such maintenance or repairs, whether at the expense of Tenant or Landlord. Tenant shall pay to Landlord Tenant’s Share of the costs incurred by Landlord in-performing such repair and maintenance obligations in accordance with the provisions of Article 5 above; provided that Tenant has no obligation to pay for repairs necessitated by faulty construction performed by Landlord except for those repairs necessitated by defects waived by Tenant pursuant to Section 6.2. 3f Landlord elects to perform maintenance or repairs required due to the negligence or misconduct of Tenant or Tenant’s Permittees, Tenant shall reimburse Landlord for all costs so incurred by Landlord (including a reasonable charge for Landlord’s overhead) within 10 days after delivery of demand by Landlord.

12.2 Tenant’s Obligations. Tenant shall, unless specifically designated as Landlord’s obligations in Section 12.1, at Tenant’s expense, promptly repair and maintain the Premises in good order, condition and repair, including without limitation, all plate glass, windows, window coverings or treatment, doors, floors, floor coverings, utility systems, wiring, alarm systems, interior wall surfaces and painting, heating, ventilating and air conditioning systems (except for replacements of HVAC equipment, which shall be Landlord’s obligation), switches, conduits, all appliances and equipment, all signage and all maintenance, repairs, alterations or improvements required due to those matters set forth in Sections 12.1(i) and 12.1(ii) above. Tenant shall change the filters for the heating and air conditioning equipment during the first week of each month and shall contract with a service company acceptable to Landlord for the annual maintenance of heating and air conditioning equipment. Tenant shall furnish Landlord with a copy of the service contract within 10 days after taking possession of the Premises, and a copy of any subsequent contracts within 10 days after execution. If Landlord determines that Tenant is not changing the filters as required above, Landlord shall have the right to require Tenant to contract with a service company to change such filters and to perform all other maintenance on the heating and air conditioning equipment for the remainder of the Lease Term. Tenant shall, at Tenant’s expense, contract for janitorial services, trash and waste removal and disposal, security services and protection and pest extermination with such persons and at such intervals as Landlord shall approve in writing, such approval not to be unreasonably delayed or withheld. Tenant shall sweep and clean as needed and shall keep the sidewalk and area immediately adjacent to the Building free of refuse. All refuse shall be contained in trash containers at locations approved by Landlord.

13.                                 ALTERATIONS

13.1 Landlord’s Approval.  Tenant shall not make any alteration, addition or improvement to the Premises, including without limitation to the entrances and exits to the Premises, or to any fixture, wiring, plumbing, heating and air conditioning or other equipment therein without Landlord’s prior consent; provided, however, that Landlord’s consent shall not be required for any alterations (i) of a purely cosmetic nature, and (ii) which do not in any way alter or affect any structural elements of the Building, or any wiring, plumbing, heating, air conditioning, or other systems serving the Premises, and (iii) that are not visible outside of the Premises, and (iv) that do not limit the uses to which the Premises may be put or diminish the value of the Building and the rest of the Premises. If Landlord’s consent is required hereunder, Landlord shall have the right to impose any condition to such- consent as Landlord deems desirable (including, without limitation, the posting of bonds or use of a contractor designated or approved by Landlord). Tenant must acquire, prior to the commencement of construction, all necessary building permits and must provide Landlord with certificates of property (course of construction), workmen’s compensation and liability insurance in form and amounts satisfactory to Landlord. Any alteration, addition or improvement shall be completed in the exercise of due diligence in a good and workmanlike manner, in accordance with plans, specifications and drawings approved in writing by Landlord if Landlord’s consent is required hereunder, and in compliance with this Lease and all applicable laws, regulations and codes and all requirements of any insurer providing coverage for the Premises. Tenant shall pay in a timely manner all costs and fees incurred in connection therewith.

13.2 Alterations Become Part of Premises. All alterations, additions or improvements to the Premises by Tenant (except movable furniture, equipment and trade fixtures) shall become part of the Premises and Landlord’s property immediately upon installation thereof unless Landlord requires the removal thereof prior to the termination of this Lease. Any alteration, addition or improvement that Tenant is required or permitted to remove, together with any movable furniture, equipment and trade fixtures, shall be removed at Tenant’s expense prior to the termination of this Lease and Tenant shall promptly repair any damage to the Premises caused by such removal.                               If Tenant fails to remove any alteration, addition or improvement that Tenant is required to remove or fails to repair damage caused by such removal, Landlord shall have the right to undertake such action for Tenant and to collect within three (3) business days after demand from Tenant all costs (including a reasonable charge for Landlord’s overhead) incurred in such removal or repair, together with Default Interest from the dates of Landlord’s payments until paid by Tenant.

14.                                 LIENS

Tenant shall keep the Premises free and clear of all liens incurred by or resulting from acts of Tenant. If any lien is filed, Tenant shall, within five (5) business days thereafter, at its expense, cause the lien to be fully discharged by paying the obligation-secured thereby or by obtaining and recording a surety bond in accordance with A.R.S. §33-1004. Tenant is not authorized to act for or on behalf of Landlord for the purpose of constructing any improvements to the Premises, and neither Landlord nor Landlord’s interest in the Premises shall be subject to any obligations incurred by Tenant. Landlord shall be entitled, but not obligated, to post on the Premises during the course of any construction by Tenant such notices of non-responsibility as Landlord deems appropriate. Tenant shall, at least five (5) business days before the commencement of any work which might result in a lien, provide notice thereof to Landlord so that Landlord may post such notices. If any lien is filed or any action affecting the title to the Premises is commenced the party receiving such information shall immediately notify the other party.

15.                                 DAMAGE AND DESTRUCTION

15.1 Termination.     If {i) the Premises or any portion thereof are damaged or destroyed by any cause that is insured against by Landlord (an “Insured Casualty”) to an extent of at least 50% of the replacement cost of the Premises, (ii) the Premises or the Building are damaged or destroyed to an extent of at least 5% of the replacement costs of such structures by any cause which is not insured against by Landlord, (iii) the Premises or any portion thereof are damaged or destroyed to an extent of at least 10% of the replacement cost of the Premises by any cause whatsoever during the last three (3) years of the Lease

Term, or (iv) the Building is damaged or destroyed to an extent of at least 50% of its replacement cost by any cause whatsoever (whether or not the Premises are damaged or destroyed), either Landlord or Tenant shall be entitled to terminate this Lease by notice to the other party given on or before 60 days after the, occurrence of such casualty. The effective date of termination shall be 10 days after receipt by the appropriate party of such notice. Tenant shall give prompt notice to Landlord of any damage occurring on the Premises.

15.2 Repair.  If this Lease is not terminated as provided above, Landlord shall, in the exercise of reasonable diligence and at’-its own expense, repair the Premises and the Building except as hereinafter provided. In such event, Tenant waives the provisions of A.R.S. §33-343. If the damage or destruction is caused by an Insured Casualty, Landlord shall not be obligated to commence such repair until insurance proceeds therefor are made available to Landlord. Landlord shall not be obligated to repair or restore the Premises or the Building to a condition other than the condition of such improvement as existed on the Commencement Date. Upon completion of such repair or restoration by Landlord, Tenant shall diligently proceed to repair and restore the Premises to its condition immediately prior to such damage or destruction, subject to the provisions of Article 13.

15.3 Abatement of Rent.   During the period commencing with the date of any damage or destruction that Landlord is required or elects to repair or restore, and ending with the completion of such repairs or restoration, Monthly Rent and Tenant’s other rental obligations shall be proportionately abated in an amount equal to the proportion of which the portion of the Premises rendered untenable bears to the total area of the Premises immediately prior to such damage and destruction. Notwithstanding the foregoing, Monthly Rent shall not abate if such damage or destruction was caused by the negligent or intentional act or omission of Tenant, or Tenant’s Permittees. Except as expressly set forth in this Lease, Tenant shall not be entitled to terminate this Lease or to reduce or abate Monthly Rent or other sums payable hereunder in the event of any damage or destruction from any cause whatsoever, including without limitation as a result of claims for inconvenience or loss of business.

16.                                 EMINENT DOMAIN

16.1 Total Condemnation.        If the entire Premises is taken under the power of eminent domain or conveyed by Landlord under the threat thereof (a “Condemnation”), this Lease Term shall terminate as of the date of Condemnation. A11 Monthly Rent and other obligations shall be paid and performed up to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

16.2 Partial Condemnation of the Premises. If a portion of the Premises is taken by a Condemnation and such partial taking renders the Premises unsuitable for Tenant’s business, as reasonably determined in good faith by Landlord and Tenant, this Lease shall terminate as of the date of Condemnation and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If the partial taking by Condemnation does not render the Premises unsuitable for Tenant’s business, Landlord shall, in the exercise of reasonable diligence, restore the

LANDLORD’S NOTARY

STATE OF ARIZONA	)
)
County of Maricopa	)

The foregoing document was acknowledged before me this I0th day of February 1995, by /s/ Thomas W. Maclain, the Manager for 78 MacClain LLC, an LLC, on behalf of said LLC

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

STATE OF ARIZONA

County of Maricopa

The foregoing document was acknowledged before me this 23 day of December, 1994, by Douglas Klein, the Vice President of Go Video, Inc, an Corporation on behalf of said Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public: /s/ Muriel Burney

My commission expires: 7/30/98

EXIIIBIT “A”

Legal Description of the Premises

North Scottsdale Airpart, Unit No. 2, Lots 13 and 14,
commonly known as 7807 East McClain Drive, Scottsdale, Arizona.

EXHIBIT “B” Site Plan

EXHIBIT “C” WORK LETTER

BUILDING SPECIFICATIONS FOR

TOM McClain                   ,

Division #1 -SOFT COSTS, GENERAL C!2NDMONS, ALLOWANCE ITEMS:

ARCHITECTURAL AND ENGINEERING FOR ST RUCTURAL, MECHANICAL PLUMBING, ELECTRICAL, CIVIL DESIGN, LANDSCAPE AND GRADING AND DRAINAGE PLANS

Design Review ARCHITECTURAL AND FEES

TOPO

CONSTRUCTION STAKING

SLUEPRINTING

SOILS REPORT

CONCRETE AND COMPACTION TESTING

BUILDING PERMIT, LOG IN FEES

GRACING AND DRAINAGE PERMIT AND REVIEW FEES

LANDSCAPING OFFSITE PERMIT AND DRAWING

DRIVEWAY PERMIT AND PLAN REVIEW

1’ WATER METER AND WATER RESOURCE ACQUISITION FEE

SEWER DEPLOYMENT FEE FOR A 1’ WATER METMR

TELEPHONE HOOIC;JP TO ONFE CENTRAL LOCATION

WRITTEN FIVE YEAR GUARANTEE OF TERMITE PRE-TREATMENT

WATER USE FEE SCOTTSDALE

BUILDERS RISK INSURANCE

PENALTY FOR PAVEMENT CUT SITE TRAILER AND FACILITIES: PROGRESSIVE CLEAN-UP DURING CONSTRUCTION

FINAL DETAIL

TEMPORARY POWER AND WATER

TRASH DISPOSAL (JOB DUMPSTER)

PROJECT SUPERVISION

SCHEDULING AND COORDINATICN

TELEPHONE

ALLOWANCE ITEMS:

ELECTRIC HOOK-UP TRANSFORMER FEES LMLITY COMPANY

CABINET AND COUNTER TOP

FLOOR COVERING-CARPET ALLOWANCE $16.00/sq.yd

 (COLOR AND STYLE AS APPROVED BY OWNER)

DIVISION #4 MASONRY:

8 X 8 x 18 CMU EXTERIOR WALLS. MIX OF CENTER SCORED, SCORED CMU PER SCOTTSDALE D.R. SUBMITTAL REQUIREMENT, FUTURE HANGAR DOOR AREA 2’ x 6’ METAL STUD SYNTHETIC STUCCO

(1) REFUSE PAD WITH (3) ENCLOSED 910E5, SCREEN WALLS 28’ EXTERIOR WALL HEIGHT

DIVISION #5 - METALS:

ROOF SUPPORT =LUMNS, LINTELS AND MISC. STRUCTURAL STEEL (1) ROOF LADDER AND SCUTTLE

STEEL PIPE NOLLARDS AS NECESSARY TO PROTECT MASONRY WALLS t8’ CLEAR HEIGHT IN WAREHOUSE TO BOTTOM OFTRUSSES COVERED PARIONG FOR 50 CARS

DIVISION #6 - WOOD AND PLASTICS:

TRUSS ROOF SYSTEM.. 1/2- PLYWOOD, 2” X 4’ PERLINS, DOUBLE SLOPE ROOF SUPPORT PER SATELLITE DISH

DIVISION #7 - THERMAL AND MOISTURE PROTECTION

PROVIDE A DOUBLE SLOPE ROOF WITH CRICKETS, OVERFLOWS, SCUPPERS, CONDUCTOR HEADS AND OPEN FACE DOWN SPOUTS

CAULK AND SEALANTS AT ALL EXTERIOR JOINTS INCLUDING WINDOWS 5.8.5. MODIFIED G-4 25 M., 10 YEAR LIMITED ROOF

R-30 CEILING A.C. AREAS

R-11 VINYL BACK INSULATION IN WAREHOUSE WHITE

R-11 INSULATION EXTERIOR WALLS A.C. AREA AND AROUND REST ROOMS AND PRIVATE OFFICES

DIVISION #8 - DOORS AND WINDOWS:

12’ BY 14’ OVERHEAD SECTIONAL MANUALLY OPERATED OVERHEAD DOORS AS INDICATED ON DRAWINGS (1) EXTERIOR GLASS ENTRY STOREFRONT DOORS WITH OFFSET CLOSURE. WEATHER-STRIPPING, THRESHOLD AND LOCKSET HARDWARE, BUTT-GLAZED SOLAR GRAY GLASS IN 13/4’ x 4’ OFFSET PAINT ALUMINUM FRAMES

DOORS TO RECEIVE SCHLAGE OR EQUAL HARDWARE

1 314’ SOLID CORE 3’-0’ x 7-8’ OAK DOORS, PRE-FINISHED STEEL’KNOCK DOWN’ DOOR FRAMES (2) 3070 STEEL MAN DOORS

DOOR EXITING A.C. AREAS TO RECEIVE DOOR SEAL AND CLOSURE 4’ x 8’ SINGLE DOME SKYLIGHTS AS INDICATED ON PLANS

DIVISION #9 - FINISHES:

EXTERIOR PAINT, 2 COATS INCLUDING DOORS

INTERIOR PAINT, 2 COATS INCLUDING WAREHOUSE WALLS STUCCO, SOFFITS

MARLITE OR CERAMIC TILE (PER PLANS) ALL RESTROOM WALLS AS REQUIRED BY CITY CODE

5/8’ DRYWALL, KNOCK DOWN FINISH, ON 3 5/8’ METAL FRAMING AT INTERIOR WALLS, 24” O.C. 8’ CEILING INCLUDING PRODUCTION AREA

ALL OFFICE AND PRODUCTION 2’ x 2’ TEGULAR ACOUSTICAL 1’ILE IN SUSPENDED GRID

DIVISION #10 - SPECIAL TIES:.

RESTROOM PARTITIONS

MIRRORS, SOAP DISPENSERS, PAPER TOWEL DISPENSERS AND HANDICAPPED GRAB BARS AS REQUIRED BY CITY

DIVISIONS #11 - EQUIPMENT, #12 - FURNISHINGS, #13 - SPECIAL CONSTRUCTION, AND #14 - CONVEYING SYSTEMS

NOT INCLUDED IN THIS PROPOSAL

DIVISION #15 - MECHANICAL:

PLUMBING

1” WATER METER WITH 1 1/2” COPPER SERVICE TO BUILDING AND TO FIXTURES A.B.S. SEWER SERVICE

ELECTRIC WATER HEATER

TANK TYPE WATER CLOSETS                  _ HANDICAPPED WATER CLOSET, TANK TYPE

HOSE BI885 UTILITY SINK SINKS WITH VANITY TOP AT TOILET ROOMS LUNCH SINK AT LUNCH AREA

CONDENSATE LINES FROM A.C. UNITS TO CENTRAL DRAIN

(2) COFFEE BAR SINKS AT WORK AREA AND CONFERENCE WIRELATED CABINETRY AND WORK AREA (AS DETAILEDQN PLANS)

H V•A_C.•

EXHAUST TANS IN RESTROOMS

A.C. INCLUDING DUCT WORK AT OFFICE, LABIENGINEERING AND TECH. AREA (1 TONl250 SO. FT) EVAP COOLERS IN WAREHOUSE INCLUDING RELIEF VENTS (4 MIN. AIR CHANGES)

FIRE PROTECTION:

SPRINKLER SYSTEM TO BE T WET ORDINARY GROUP # (2). SEMI-RECESSED HEADS IN CHROME ESCUTCHEONS IN ACOUSTIC CEILING AREAS, BACK FLOW PREVENTOR AND TAP PER CITY REQUIREMENTS

DIVISION  #16 - ELECTRICAL:

WALL MOUNTED BATHROOM LIGHT FIXTURES

ALL CONDUIT, J-BOXES, SWITCHES, ETC., AS NECESSARY 120”r, 3 PHASE SERVICE ENTRANCE SECTION

200 AMP BREAKER PANELS

EMERGENCY LIGHTING AND EXIT LIGHTING PER CITY AND FIRE CODE

8’ TWO LAMP OPEN STRIP LIGHTING FIXTURES IN WAREHOUSE PROVIDING 20 F.C. TRENCHING AND CONDUIT FROM TRANSFORMER TO SERVICE ENTRANCE SECTION WIRING OF ROOFTOP H.V.A.C. UNITS, WATER HEATER, AND TOILET EXHAUST FANS (1) TRANSFORMER PAD

PHONE CONDUIT WITH PULL STRING TO PROPERTY LINE PER U.S. WEST REQUIREMENTS TO ONE CENTRAL LOCATION

(1) 4 x 8’ x 3/4 TELEPHONE MOUNTING BOARD WITH 11S GROUND SWITCHING AS REQUIRED (3) WAY                                        ‘

SITE LIGHTING, 150 W HPS WALL PACKS, PHOTO CELL SENSOR AND INCANDESCENT DOWN LIGHTS IN SOFFITS

2’ x 4 LAY-IN FIXTURES IN OFFICE AND PRODUCTION, 30 F.C.

TELEPHONE LOCATIONS, 3. BOX EMPTY CONDUIT FUTURE COMPUTER CABELING

(1) 110 VOLT OUTLET PER OFFICE WALL OR EVERY 1Q’

RECESSED CAN FIXTURES AT SELECTED LOCATIONS

EXHIBIT “D” SIGN CRITERIA

1.                                       Any sign must meet all applicable standards of the City of Scottsdale and any other governmental agency.

2.                                       Any sign must comply with all recorded covenants, conditions, and restrictions affecting the Premises.

3.                                       All necessary governmental approvals and permits must be obtained and maintained for any sign erected or maintained by Tenant on—the Premises.

4.                                       Any sign must be reasonably compatible architecturally and aesthetically and in terms of quality with the other improvements on the Premises.

EXHIBIT “E”

CRITERIA FOR ANTENNA AND/OR SATELLITE DISH

1. Any antenna or dish must meet all applicable standards of the City of Scottsdale, the Federal Aviation Administration, the Federal Communications Commission and any other governmental agency.

2. Any antenna or dish must comply with all recorded covenants, conditions, and restrictions affecting the Premises.

3. All necessary governmental approvals and permits must be obtained and maintained.

4. Any dish shall have a maximum height of no more than twelve feet (12’) above the adjacent ground level.

5. Any dish shall be enclosed with a screen wall matching the exterior finish of the principal building on the Premises. Any gate shall be aesthetically harmonious with the architectural character of the Premises.

6. Any antenna shall be roof mounted at the rear of the building so as not to be visible from the front of the building and adjacent streets.

7. No antenna shall project more than three feet (3’) above the roof or any adjacent parapet wall.

Premises to a condition comparable to its condition prior to the Condemnation less the portion lost in the Condemnation and this Lease shall continue in full force and effect. Landlord shall not be obligated to commence such restoration until it receives the entire Condemnation award nor shall it be obligated to incur expenses in performing such restoration in excess of the Condemnation award, less all costs, expenses and fees (including attorneys’ fees) incurred by Landlord in collecting such award. In the event of such partial condemnation, the Monthly Rent shall be reduced in proportion to the Grass Leasable Area of the Premises so taken.

16.3 Partial Condemnation of the Common Areas.  If 25% of the land area of the Common Areas are taken by a Condemnation (or such lesser amount that results in parking facilities inadequate to meet the local zoning requirements), Landlord may elect to terminate this Lease by delivery of notice to Tenant within 30 days after the date of Condemnation and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. The foregoing shall in no way restrict Landlord from providing alternative parking facilities to serve the Project, although Landlord shall have no obligation to do so.

16.4 Condemnation Award.  In the event of a Condemnation, whether whole or partial, Tenant waives any right to any part of the award, as damages or otherwise, and Landlord shall receive the full amount of such award, including any award for the leasehold estate. Notwithstanding the foregoing, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to or recoverable by Tenant on account of any damage to Tenant’s business by reason of the Condemnation (except the loss of the leasehold estate) and for any cost or loss to which Tenant might be put in removing Tenant’s personal property, leasehold improvements and equipment.

16.5 Date of Condemnation. The date of Condemnation shall mean the earlier of the date (i) possession-of the Premises is delivered to the condemning authority, or (ii) title to the Premises is vested in the condemning authority.

17.                                 ASSIGNMENT AND SUBLETTING

17.1 Restriction on Transfers.  Tenant shall not, without Landlord’s prior consent, do any of the following (each and all of which shall hereinafter be individually and collectively referred to as a “Transfer”):

(a) Assign, hypothecate, mortgage or otherwise encumber or convey Tenant’s interest in this Lease;

(b) Allow any transfer thereof or any lien upon Tenant’s interest by operation of law;

(c) Sublet the Premises or any part thereof;

(d) Permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant;

(e) If Tenant is a corporation, permit a dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a Controlling Percentage of Tenant’s capital stock or more than an aggregate of forty percent (40%) of the value of Tenant’s assets. “Controlling Percentage” means the ownership of and the right to vote stack possessing more than an aggregate of forty percent (40%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors;

(f) If Tenant is a partnership, permit the withdrawal or change, voluntary, involuntary or by operation of law, of any general partner or the dissolution of the partnership.

Notwithstanding the provisions above, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord’s consent, to any corporation, partnership, limited liability company or other legal entity which controls, is controlled by or is under common control with Tenant, or to any such entity resulting from the merger, reorganization, or consolidation of or with Tenant, or to any such entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises; provided that before such assignment shall be effective (i) said assignee shall assume in full the obligations of Tenant under this Lease, and (ii) Landlord shall be given written notice of such assignment and assumption..

17.2 Requested Transfers.  If Tenant desires Landlord’s consent to a transfer of the Premises, Tenant shall submit to Landlord:

(a) The proposed sublease, assignment or other transfer agreement (executed by Tenant and the other party), which shall not commence or take effect prior to 30 days after receipt by Landlord of Tenant’s submission of all information required to be submitted by Tenant to Landlord hereunder;

(b) A credit report on the proposed transferee and $250 in cash to cover the legal review by Landlord and Landlord’s processing expenses; and

(c) Any other information or item Landlord may reasonably request, including without limitation, sufficient information to enable Landlord to determine the acceptability of the financial responsibility (as measured by such factors as audited net worth and credit rating), experience and character of the proposed transferee.

Landlord, within 30 days after receipt of all such information, by notice to Tenant shall either approve or deny the transfer as Landlord teems advisable in its reasonable discretion.

17.3 Tenant’s Liability. Despite any permitted transfer, Tenant’s liability under this Lease shall remain in full force and effect for the remainder of the Lease Term. Prior to the transfer, the transferee shall agree in writing to comply with and be bound by this Lease to the extent of the space transferred, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such transfer document and an agreement of compliance by each such transferee.

17.4 Expenses. Tenant shall, promptly upon demand from Landlord, pay Landlord’s expenses (exceeding $250), including without limitation legal fees, incurred in connection with its consideration of the proposed transfer, irrespective of whether Landlord grants its consent.

17.5 Void Transfers. Any arrangement for a transfer which is not in compliance with the provisions of this Article shall be void and shall constitute a default by Tenant under this Lease.

17.6 No Merger. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation of -this Lease, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work as a merger, but, at Landlord’s option, shall either terminate any or all existing subleases hereunder, or operate as an assignment to Landlord of any such subleases.

18                                    SECURITY DEPOSIT

If Tenant Improvements have been commenced on or prior to April 1, 1995, then on April 1, 1995 (or on such earlier date as Tenant Improvements are commenced), Tenant shall deposit with Landlord that sum set forth in Section 1.8 as security for the full and faithful performance of every provision of this Lease (the “Security Deposit”). If Tenant Improvements have not commenced by April 1, 1995, but Tenant elects not to cancel this Lease, then Tenant shall deposit the Security Deposit with Landlord upon the commencement of Tenant Improvements. The Security Deposit shall be applied to the first rent coming due under this Lease. If Tenant defaults under the terms of this Lease, beyond any applicable cure period, Landlord may condition continuation of the Lease or Tenant’s deposit of a new Security Deposit equal to one month’s Monthly Rent. If Tenant defaults, at any time that Landlord holds a Security Deposit Landlord shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, any amount that Landlord may be obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other expenses which it may suffer due to Tenant’s default. The Security Deposit shall not be deemed liquidated damages. If any portion of the Security Deposit is so used Tenant shall, within five (5) days after demand therefor,- deposit sufficient cash with Landlord to restore the Security Deposit to its full amount existing at such time. Landlord may keep the Security Deposit with its general funds and Tenant shall not receive interest on the Security Deposit. if Tenant fully complies with the terms of this Lease, the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease, as soon as Landlord determines the final amounts of Tenant’s obligations hereunder after the expiration of the Lease or any period of holding over. If Landlord conveys Landlord’s interest in the Premises, Landlord may transfer the Security Deposit to any transferee and in that event, Tenant releases Landlord from all liability for the return of the Security Deposit. Tenant shall not assign, pledge, mortgage or otherwise hypothecate its interest in refund of the Security Deposit.

19.                                 SIGNS

Tenant shall not erect or place on or about the exterior of the Premises any signs, advertising materials, awnings, canopies, exterior lighting or marquee, without Landlord-’-s prior approval of the design, type, kind and location thereof (which approval may be withheld in Landlord’s reasonable discretion). All signs and other items described above shall be installed and displayed in strict conformance with the requirements of all governmental agencies with authority pertaining to the erection or placement thereof. Upon Landlord’s request, Tenant shall immediately remove any sign or advertising material which violates this Article. If Tenant fails to remove such material, Landlord shall have the right to remove such materials at Tenant’s expense. Landlord shall have the right to remove any sign on a temporary basis in order to perform Landlord’s repair and maintenance obligations.

20.                                 UTILITIES

Tenant shall pay prior to delinquency all charges for water, gas, heat, electricity, power, telephone service and all other services or utilities used within, or about the Premises by Tenant or Tenant’s Permittees. If any such utility is not separately metered, Tenant shall reimburse Landlord within ten (10) days after written demand for the cost thereof as reasonably determined by Landlord. Any security deposit or connection charges required to furnish service to Tenant shall be paid by Tenant. Landlord shall not be liable for loss or damage incurred in connection with or incidental to the interruption or impairment of utility service to the Premises by any cause whatsoever.

21.                                 FIXTURES

Tenant shall install and maintain at Tenant’s expense fixtures required for Tenant’s business. All fixtures not permanently affixed to the Premises shall remain Tenant’s property and, provided Tenant is not in default hereunder, may be removed by Tenant from time to time for the purpose of replacing such fixtures with items of like character, quality and value and may be permanently removed not later than the termination of the Lease. If such fixtures or other property are not removed prior to the termination of the Lease, then such property shall, at Landlord’s option and sole discretion, become Landlord’s property or be disposed of by Landlord, as attorney-in-fact for and at the expense of Tenant. Tenant shall promptly repair, at its expense, any damages occasioned by such removal including, without limitation, holes or openings made in the walls, roof or floor of the Premises. All other fixtures, equipment and other property (including, without limitation, air conditioning units, heating equipment, plumbing fixtures, hot water heaters, carpeting or other floor covering cemented or otherwise affixed to the floor, and draperies) that are placed upon, installed in or attached to the Premises by Tenant shall, at the termination of this Lease for any reason, be the property of Landlord and remain upon and—be surrendered with the Premises.

22.                                 SURRENDER OF PREMISES

Tenant shall, upon the termination of this Lease for any reason, quit and peaceably surrender the Premises to Landlord in good order, condition and repair (reasonable wear and tear excepted), free of refuse, in a broom-clean state and in accordance with Article 21. Tenant shall provide Landlord with at least 30 days prior notice of the date on which Tenant will surrender the Premises. Tenant shall deliver all keys for the Premises to Landlord at the address at which Tenant makes rent payments and shall inform Landlord in writing of the combinations of all safes, locks and vaults, if any, in the Premises. Landlord’s acceptance of surrender of the Premises by Tenant shall only arise from, and must: be evidenced by, written acknowledgement of acceptance of surrender signed by Landlord. No other act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be an acceptance by Landlord of the surrender of the Premises by Tenant prior to the expiration of the Lease Term.

23.                                 ENTRY AND INSPECTION

Landlord and its agents shall be entitled to enter the Premises at any time for the purpose of conducting inspections, to make repairs, additions, or alterations thereto or to the Building, to show the Premises to any prospective purchaser, tenant, lender or insurer; to stabilize or support the structural portions of the Premises, to post “For Rent” or “For Sale” signs (during the last twelve (12) months of the Lease Term or Renewal Option Term) and to take necessary action in the event of an emergency. Landlord shall provide 24 hours’ prior telephonic notice of any entry not made during regular business hours, except in the event of emergency. In connection with such entry, Landlord shall be entitled to erect scaffolding and other structures or equipment as reasonably required by the work to be performed, provided that Landlord shall not unreasonably interfere with Tenant’s business. No such entry shall entitle Tenant to terminate this Lease, to reduce or abate Monthly Rent or other amounts due hereunder or to any claims for damages. Landlord shall be entitled to use any reasonable means to enter the Premises in the event of emergency and shall not be liable for any damages resulting therefrom.

24.                                 ESTOPPEL CERTIFICATE

Upon receipt of a request from Landlord, Tenant shall, within five (5) business days after receipt of such request, execute, acknowledge and deliver to Landlord a written statement (i) certifying that this Lease is unmodified (or, if modified, stating the nature of such modification) and in full force and effect and the dates to which rent and other charges are paid in advance, (ii) acknowledging that there are no uncured defaults by Landlord, or specifying any claimed defaults, and (iii) certifying or acknowledging any other matters that Landlord may reasonably request. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or the Project. Tenant’s failure to deliver such statement within such five (5) business day period shall be conclusive against Tenant that (1) this Lease is in full force and effect, without modification, except as represented by Landlord, (2) there are no uncured defaults by Landlord, and (3) Monthly Rent has not been paid more than one month in advance.

25.                                 TITLE

25.1 Subordination.

(a)                                  This Lease shall be subject and subordinate at all times to any ground lease and the lien of any mortgages, deeds of trust or other security instruments (“Security Instruments”) in any amount presently existing or hereafter placed on or against Landlord’s interest in this Lease, the Building or the Premises, and to any and all previous or subsequent advances made there under, to the interest on the obligations secured thereby, and all renewals, replacements arid extensions, without the necessity of the execution and delivery of any further instruments by Tenant. Tenant shall, at the written request and option of the ground lessor, lien holder or the -purchaser of Landlord’s interest pursuant to a foreclosure or other proceeding, attorn to such ground lessor, lien holder or purchaser or enter into a lease for the balance of the Lease Term upon the same terms contained in this Lease.

(b)                                 Notwithstanding the foregoing, Tenant shall execute and deliver such further instruments evidencing such subordination of this Lease if requested by Landlord within five (5) business days after Tenant’s receipt of such request. If Tenant fails or refuses to do so within such five (5) business day period, Tenant irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute and deliver all such instruments on Tenant’s behalf; provided, however, that Tenant shall not be required to effectuate such subordination, nor shall Landlord be authorized to effect such subordination on Tenant’s behalf, unless the mortgagee or beneficiary named in the Security Instrument shall concurrently agree in writing, for Tenant’s benefit, that so long as Tenant is not in default under this Lease, that neither this Lease nor any of Tenant’s rights shall be terminated or modified by any trustee’s sale or proceeding to foreclose the Security Instrument.

(c)                                  Landlord shall, at the written request of Tenant or Tenant’s lender, execute and deliver to Tenant’s lender such instruments reasonably required by Tenant’s lender wherein Landlord agrees to subordinate Landlord’s claims to Tenant’s inventory, personal property and other assets to those of Tenant’s lender.

25.2 Quiet Enjoyment. Provided Tenant is not in default hereunder, Landlord will do nothing to prevent Tenant from peaceably and quietly enjoying and occupying the Premises. This covenant shall not extend to, and Landlord shall not be liable for, any disturbance, act or condition brought about by anyone not claiming by or through Landlord, or to any action required or permitted to be taken by or on behalf of Landlord under this Lease. This Lease conveys no interest to Tenant in light, air or view and Landlord shall not be liable to Tenant for interference with or diminution of the light, air or view, nor for any latent defect in the Premises.

26.                                 DEFAULT, REMEDIES

26.1 Defaults.  The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a) Tenant’s abandoning or vacating the Premises;

(b) Tenant’ s failure to make any payment of rent or other sum due under this Lease, as and when due, together with Default Interest thereon, where such failure continues for a period of five (5) business days after notice of delinquency;

(c) Tenant’s failure to observe any provision of this Lease or to perform any of Tenant’s obligations under this Lease {except those described in Sections 26.1(a), (b) (d) and (e)) where such failure continues for a period of 30 days after notice from Landlord;

(d) Any transfer of Tenant’s interest in this Lease contrary to Article 17;

(e) To the extent not prohibited by law, (i) the making by Tenant or any guarantor of this Lease (“Guarantors”) of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant or any of the Guarantors of a proceeding under state or federal insolvency and/or bankruptcy laws (unless, in the case of a petition filed against Tenant or any of the Guarantors, the same is dismissed within 30 days) ; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets at the Premises or of Tenant’s interest in this Lease.

26.2 Remedies.  In the event of any default or breach described in Section 26.1 or any other material default by Tenant,

Landlord shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand:

(a) To-terminate this Lease effective immediately upon delivery of notice to Tenant and Tenant shall immediately surrender possession of the Premises upon receipt of such notice. Notwithstanding such termination, Tenant shall remain liable for damages in an amount equal to all Monthly Rent and other sums that would have become payable by Tenant during the balance of the Lease Term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises subsequent to such termination, after deducting all of Landlord’s expenses incurred in connection with suclr--- reletting, including without limitation those expenses set forth in Section 26.2(b) below. Landlord shall have the right to receive such damages from Tenant on the dates that such Monthly Rent and other sums would have become payable under the Lease had the Lease not been terminated. Alternatively, Landlord shall have the right to recover from Tenant (i) the worth at the time of award (defined below) of the unpaid rent which had accrued at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could reasonably have been avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term, had the Lease not been terminated, after the time of award exceeds the amount of such rent loss that Tenant proves could reasonably be avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result from such failure. The “worth at the time of award!!. of the amounts referred to in subsections (i} and (ii) shall be computed by accruing Default Interest on the unpaid amounts and with respect to subsection (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

(b) To immediately re-enter and remove all persons and property from the Premises, without liability for damages sustained by reason of such re-entry and removal. Such property may be stored in a public warehouse or elsewhere at Tenant’s expense. If Landlord elects to re-enter or take possession pursuant to legal proceedings or any notice provided by law, Landlord shall have the right to terminate this Lease (as provided in subsection (a) above), or without terminating this Lease, to relet the Premises or any part thereof for such term (which may be for a term in excess of the Lease Term) and upon such conditions as Landlord, in its sole discretion, may deem advisable (which may include concessions of free rent, alterations or repairs and without obligation by the Landlord to relet the Premises prior to any other property of Landlord. If Landlord elects to relet the Premises, the rents received thereafter shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, employees’ -expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same becomes due. If the rent to be received from such reletting will be less than the total of all rental and other payments that Tenant would have been obligated to make during the balance of the Lease Term, Tenant shall immediately pay any such deficiency in full to Landlord. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless termination is decreed by a court. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach, upon delivery of notice to Tenant.

(c) To judicially obtain the appointment of a receiver and the receiver may take possession of Tenant’s personal property used in the conduct of Tenant’s business. Such entry or taking of possession shall not constitute an eviction of Tenant and Tenant agrees to hold Landlord harmless from any claim by any person arising out of or in any way connected with such entry or taking of possession. Neither the application for or the appointment of a receiver, shall be construed as an election by Landlord to terminate this Lease unless notice of such intention is given to Tenant.

26.3 Remedies Cumulative. No remedy or option of Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and in addition to every other remedy or option given hereunder, or now or hereafter existing at law, in equity or by statute, including, without limitation an action to recover amounts due hereunder. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable.

26.4 Landlord’s Right to Act. If Tenant fails to perform any of its obligations, Landlord shall have the right, without any passage of time or declaring Tenant in default, to perform such obligation on Tenant’s behalf and to charge to Tenant all costs and expenses (including an administration fee equal to 20% of such costs and expenses) incurred in connection therewith, together with Default Interest thereon from the date incurred. Tenant shall pay such amount within 3 days after presentment of a statement to Tenant.

26.5 “Additional Rent” Defined. All sums payable by Tenant hereunder=-in addition to Monthly Rent shall be deemed to be additional rent, including without limitation, for purposes of Section 5_02(b) (7) of the Bankruptcy Code, whether such sums are designated as rent. Additionally, upon a default by Tenant hereunder, Tenant shall pay to Landlord immediately upon demand as additional rent the value, as reasonably determined by Landlord, of all concessions made to Tenant relating to this tease or the Premises, including without limitation rental abatements and tenant improvement allowances.

26.6 Late Charges. The late payment by Tenant of any sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any encumbrance covering the Premises. Accordingly, if amounts payable by Tenant are not received by Landlord on or before the due date of such payment, Tenant shall immediately pay to Landlord a late charge equal to five percent (5-°s) of such payment. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of Tenant’s late payment, and shall be in addition to the payment of. Default Interest.

26.7 Interest an Past-Due Obligations. Any amount owed Landlord that is not paid when due shall bear interest from the date due until paid at a rate equal to the lesser of (i) 18% per annum, or (ii) a variable rate per annum equal to 5 percentage points in excess of the Prime Rate designated by First Interstate Bank of Arizona, N.A. (“FTBA”) from time to time during the period such amount is owed to Landlord (“Default Interest”). The term Prime Rate shall mean the prime commercial lending rate announced by FIBA, as the same may be changed from time to time. If FIBA shall at any time discontinue using a Prime Rate, Landlord shall, in its reasonable judgment, substitute another means of determining the annual interest rate charged by major commercial banks on 90-day unsecured commercial loans to their most creditworthy borrowers, and such interest rate as so determined shall thereafter be the Prime Rate. Payment of such interest shall not excuse or cure any default by tenant.

26.8 Attorneys’ Fees. Waiver of Jury Trial and Counterclaims. In any dispute between the parties, the prevailing party shall be entitled to recover from the other party, immediately upon demand, all costs and attorneys’ fees, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcript copies, court costs and other similar costs and fees incurred in enforcing its rights and remedies under this Lease, regardless of whether legal proceedings are actually commenced. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against t-he other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage. If Landlord commences any proceedings for nonpayment of rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, other than compulsory counterclaims, it being the intent of this Lease that Tenant’s obligation to pay rent is separate from any obligation of Landlord under this Lease other than the covenant of quiet enjoyment as set forth in Section 25. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action or action brought by Tenant.

26.9 Accord and Satisfaction. Payment by Tenant or receipt by Landlord of a lesser amount than the rent or other charges due hereunder shall be deemed to be on account of the earliest due stipulated rent or other charges, and no endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other charges or pursue any other remedy in this Lease.

27.                                 BANKRUPTCY OF TENANT

If, pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq., Tenant assumes this Lease and proposes to assign the same to any party who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i} the name and address of such party, (ii) the terms of the offer, and (iii) evidence assuring such party’s future performance under the Lease shall be given to Landlord by Tenant no later than 20 days after receipt by Tenant of such offer, but in any event no later than 10 days prior to the date that Tenant applies to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such party, less any brokerage commissions which may be payable by such person for the assignment of this Lease.

28.                                 LANDLORD’S LIABILITY

28.1 Default by Landlord. Landlord shall not be considered in default or breach of this Lease for the nonperformance of any obligation imposed herein unless such nonperformance shall continue for a period of at least thirty (30) days after notice from Tenant; provided, however, if the nature of the nonperformance is such that it cannot=-be reasonably cured within thirty (30) days, Landlord shall not be deemed to be in default if Landlord commences to cure such nonperformance within such thirty (30) day period and thereafter pursues such cure to completion in the exercise of reasonable diligence. If Landlord grants a security interest in this Lease and notifies Tenant of the name and address of said lien holder, notice shall not be effective unless Tenant simultaneously upon giving notice of nonperformance to Landlord delivers a copy of the same to each such lien holder by personal delivery or certified or registered United States mail, postage prepaid. Each such lien holder shall be entitled to perform such obligation within thirty (30) days after the expiration of any period of time within which Landlord is entitled to perform such obligation before Tenant shall have the right to take any action as a result of such nonperformance.

28.2 Sale of Landlord’s Interest. Upon any sale or conveyance of Landlord’s interest in this Lease, Landlord shall be entirely relieved of a11 liability for Landlord’s obligations under this Lease accruing thereafter, and the assignee or purchaser shall be deemed without any further agreement between the parties or their successors in interest to have assumed all of Landlord’s obligations accruing after such conveyance. -.

28.3 Non-Recourse Liability. If Landlord fails to perform any of its obligations under this Lease and, as a consequence of such nonperformance, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of Landlord’s interest in the Premises. Landlord shall have no liability whatsoever for any deficiency, and no other assets of Landlord shall be subject to levy, execution or other enforcement procedures as a result of such judgment. None of Landlord’s obligations under this Lease shall be subject to specific performance or injunctive remedies, and Tenant waives all rights with respect to such remedies.

28.4 Mortgage Exculpation. Notwithstanding anything contained herein to the contrary, Tenant waives and holds any mortgagee or beneficiary named in any mortgage, deed of trust or other security instrument harmless from any and all claims Tenant may have against Landlord, including all claims arising against Landlord prior to the mortgagee or beneficiary succeeding to Landlord’s interest hereunder.

29.                                 FORCE MAJEURE

If either party is delayed or prevented from the performance of any act by reason of acts of God, strikes, lockouts, labor troubles, failure or refusal of governmental authorities to timely issue permits or approvals or conduct reviews or inspections, civil disorder, inability to procure materials, restrictive governmental laws or regulations, or other causes beyond the control of the party obligated (financial inability excepted), or,- in the case of Landlord’s application for building permits, design review approval or other land use approvals, any unreasonable delays by the City of Scottsdale planning and zoning or building safety department, performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing herein shall excuse Tenant from the prompt payment of Monthly Rent or any other sum.

30.                                 BROKERS

Tenant represents and warrants that, except as listed in Section 1.10, Tenant has not dealt with any real estate broker(s) and there are no claims for brokerage commissions or finder’s fees in connection with this Lease, other than from the Brokers. Landlord agrees to pay Brokers a commission equal to five percent (5%) of the Monthly Rent for the initial seven-year Lease Term, to be divided evenly between the two Brokers (and, without liability to Landlord, by Brokers with such other brokers or salesmen to which they may be obligated). The commission shall be paid fifty percent (50%) upon Tenant’s, permanent occupying of the Premises and fifty percent (50%) on the second anniversary of Tenant’s permanent occupancy of the Premises, i.e., at the end of two continuous and consecutive years of occupancy of the Premises by Tenant. If the Lease is terminated prior to such second anniversary for any reason other than Landlord’s default under this Lease, Landlord shall have no obligation for the second half of the commission.

31.                                 NOTICES

No notice, consent, approval or other communication given in connection herewith shall be validly given, made, delivered or served unless in writing and delivered in person or sent by registered or certified United States mail, postage prepaid, to Landlord at the address set forth in Section 3.1 or to such other addresses as Landlord may from time to time designate in writing and deliver to Tenant in accordance with this Article, and to Tenant at the Premises (or prior to Tenant’s occupancy of the Premises, at the address set forth in Section 1.1). Notices, consents, approval or communications shall be deemed given or received upon delivery, if delivered in person, or upon twenty-four (24) hours after deposit in the mail, if delivered by mail. Unless receipt of transmission is acknowledged in writing by the recipient, facsimile, telex, electronic mail, or other telecommunication shall not constitute notice.

32.                                 FINANCIAL STATEMENTS

Tenant shall from time to time, within ten (10) days after Landlord’s request, provide Landlord with Tenant’s most recent publicly available financial statements or annual statements, certified to be accurate by a certified public accountant.

33.                                 GENERAL

33.1 Arizona Law; Venue.         This Lease shall be construed in accordance with the laws of the State of Arizona. The parties agree that Maricopa County, Arizona, shall be the venue for any litigation relating to this Lease.

33.2 No Partnership create any relationship other than that of landlord and tenant.

33.3 Amendments. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

33.4 No Waiver. No delay or omission of Landlord to exercise any right or power shall impair any such right or power, or shall be construed to be a waiver of any nonperformance by Tenant or an acquiescence therein. No waiver of any nonperformance shall be effective unless it is in writing. No written waiver by Landlord shall be deemed to be a waiver of any other Lease provision, or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant shall not be deemed to render unnecessary the procurement of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.

33.5 Exhibits. Exhibits attached hereto shall by this reference be deemed a part of this Lease as if set forth in full herein.

33.6 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision may be modified to the minimum extent necessary and the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

33.7 Captions. The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and shall not control or affect the meaning or construction of any of the provisions.

33.8 Time. Time is of the essence. If any time period provided for herein expires on a Saturday, Sunday or legal holiday, such time period shall be extended to the next succeeding day that is not a Saturday, Sunday or legal holiday.

33.9 Recordation. memorandum thereof in Arizona._

Tenant shall not record this Lease or any the public records of Maricopa County,

33.10 No Third Party Rights. Except as expressly provided herein, no term of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause or action hereunder.

33.11 Joint and Several Obligations. If Tenant is constituted of two or more persons, corporations or other entities, all agreements, covenants, representations and warranties of Tenant herein are the joint and several obligations of the entities constituting Tenant. If Tenant is husband and wife, the obligations hereunder shall extend individually to the sole and separate property of each as well as to their community property. Notice given to any one of the entities constituting Tenant shall be deemed as having been given to a11 such entities.

33.12 Authority to Execute. Any individual executing this Lease on behalf of or as representative for a corporation or other person, partnership or entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such party, and that this Lease is binding upon such party in accordance with its terms. If Tenant is a corporation or a partnership, Tenant shall deliver to Landlord within ten (10) days after the execution of this Lease a certified copy of a resolution of the board of directors or of all partners, as the case may be, authorizing or ratifying the actions of the individual (s) executing and delivering this Lease.

33.13 Binding on Successors and Assigns. Each of the provisions of this Lease shall bind, extend to, and inure to the benefit of the respective heirs, legal representatives, and successors and assigns of both Landlord and Tenant; provided, however, that this clause shall not permit any transfer contrary to the provisions of Article 17.

33.14 Impartial Interpretation. This Lease is the result of. negotiations between Landlord and Tenant and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

33.15 Plurals. The words “Landlord” and “Tenant,” as herein used, shall include the plural as well as the singular. The neuter gender shall include the masculine and feminine genders.

33.16 Survival of Obligations. Tenant’s obligations pursuant to Sections 8.8 and 9.3 and Articles 5, 21, 22, 26 and 30 of this Lease shall survive the expiration or other termination of the Lease Term.

33.17 Not Binding Until Signed. Submission of this instrument to Tenant for examination shall not bind Landlord in any manner, until this instrument is executed and delivered by both Landlord and Tenant.

34.                                 RIGHT OF..FIRST REFUSAL

During the first forty-eight (48) months of the Lease Term, provided Tenant is not then in default beyond any applicable grace period, Tenant shall have the right of first refusal an the sale by Landlord of some or all of the Premises to a third party other than an Affiliate of Landlord. During such 48-month period, if Landlord receives an offer to purchase some or all of the premises from a third party other than an Affiliate of Landlord (“Buyer”), which Landlord wishes to accept, Landlord shall first provide Tenant with written notice of the offer, together with a copy of any related purchase contract, agreement of sale, escrow instructions, or other written expression of the offer which shall set forth all material terms of the proposed sale. Tenant shall have fifteen (15) days after Landlord’s notice of the offer in which to elect to purchase the Premises (or portion thereof covered by the offer) on the same terms as the offer by giving Landlord written notice of such election. If Tenant fails to timely elect to exercise its purchase option, then Landlord shall be free to accept the offer and proceed with the sale to the third party. If the sale fails to close, future offers made within the 48-month period shall be subject to Tenant’s right of first refusal. If Tenant exercises its right of first refusal, escrow shall open within ten (10) days of Tenant’s notice exercising its option to purchase and shall close on the same terms arid conditions as the offer. Irrespective of whether the third party offer may impose such requirement upon Landlord, in any sale of all or part of the Premises by Landlord to Tenant pursuant to this right of first refusal, Landlord shall have no obligation to provide Tenant with any environmental audit or report nor with any warranties and representations regarding environmental laws or issues. This right of first refusal shall not apply to or have any effect on any sale, transfer, or encumbrance of all or any part of the Premises by Landlord to an Affiliate. For purposes of this paragraph, an “Affiliate” of Landlord shall mean: any successor to Landlord by merger, consolidation, roll up, acquisition, or dissolution; any or all of Landlord’s, or, if Landlord is an entity, then its partners’; members’, shareholders’, or beneficiaries’, spouse, children, grandchildren, brothers, sisters, parents, nieces, or nephews, or any combination thereof, whether individually or as the partners, members, shareholders or beneficiaries in or of an entity; or, any entity in which Landlord or its partners, members, shareholders, or beneficiaries hold a controlling interest. If, escrow fails to close for any reason other than Landlord’s default, then, in addition to any other remedies available to Lender, Tenant’s right of first refusal shall terminate as to all future offers.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first above written.

78 MCCLAIN, L.L.C.,

an Arizona limited liability company

/s/ Thomas McClain

GO-VIDEO, INC.,
a Delaware corporation
By:	/s/ David Klein
Its: Vice President

When recorded return to:

SNELL & WILMER

One Arizona Center

Phoenix, Arizona 85004

Attn: Sam Cowley, Esq.

FIRST AMENDMENT TO INDUSTRIAL GROSS LEASE

THIS FTRST AMENDMENT TO INDUSTRIAL GROSS LEASE (the “Amendment”) is executed as of this 18 day of 2000 by and between 78 McClain, L.L.C., an Arizona limited liability company {‘Landlord”) and Sensory Science Corporation, a Delaware corporation, successor in interest to Go Video Inc., a Delaware corporation (“Tenant”).

RECITALS

A.                                   Landlord and Tenant previously entered into that certain Industrial Gross Least ,dated November 15, 1994 (the “Lease”) with respect to the premises further described in the Lease (the “Premises”).

B,                                     Landlord desires to lease to Tenant and Tenant desires to lease from Landlord ten (10) additional parking spaces as shown on Exhibit A (the “Parking Area”).

C.                                     Landlord and Tenant now desire to amend the Lease in accordance with the terms

NOW, THEREFORE, for good and valuable consideration, the receipt. and sufficiency of which is hereby acknowledged, the parties agree as follows:

‘I.                                     Section 1_3 of the Lease is amended to provide that in addition to the facilities depicted on the Site Plan, the Premises shall include the Parking Area depicted an Exhibit A.

2.                                       The first sentence of Section 7.3 of the Lease i; amended to provide that the Common Area shall include ninety (90) parking spaces.

3.                                       Except as provided in this Amendment, capitalized terms shall have the meaning set forth in the Lease.

4.                                       Except as amended hereby, the Lease shall remain in full force and effect.

5,                                       This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument:

IN WITNESS WHEREOF, this Amendment is executed as of the first day and year written above.

LANDLORD:

78 1ViCCLA1N, L.L.C., an Arizona limited liability company

TENANT:

ACCEPTED AND APPROVED:
SENSORY SCIFNCL CORPORATION,
a Delaware corporation

Sate, OF Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this 18th day of April 2000, by Tom McClain, of 78 McClain, LLC., an Arizona limited liability company, on behalf of the limited liability company.

My Commission Expires:

STATE OF ARIZONA

SS, County Of Maricopa

The foregoing instrument was acknowledged before me this 18th day of April, 2000, Dewn Zad, the VP of HR of Sensory Science corporation, a Delaware corporation, on behalf of the corporation.

Scottsdale Northwest Airpark Property Owners Association

15821 N. 79 St., Suite 1 • Scottsdale, AZ 85260

Telephone 480.991.7117 •

FAX 480.991.6619

May 12, 2000

The undersigned have reviewed the proposed abandonment for the taxiway, referenced in letter dated April 27, 2000 referring to Lot 14 in North Scottsdale Airpark No. 2 aka 7835 West McClain Drive, (See Exhibit A & B attached) by Dawn M. Zadronzy, and hereby approved of its release.

NORTH SCOTTSDALE AIRPARK PROPERTY OWNER”S ASSOCIATION

SCOTTSDALE AIRPORT

/s/ Kevin Shirer
Airport Specialist/Noise Abatement Specialist